                                               Registration No. ________________
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                          THE LINCOLN ELECTRIC COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                   OHIO                                 34-0359955
         (State or Other Jurisdiction       (I.R.S. Employer Identification No.)
       of Incorporation or Organization)

                 22801 St. Clair Avenue, Cleveland, Ohio  44117
          (Address of Principal Executive Offices Including Zip Code)

               THE LINCOLN ELECTRIC COMPANY EMPLOYEE SAVINGS PLAN
                            (Full Title of the Plan)
                                    ---------
   Frederick G. Stueber, Esq., Vice President, General Counsel and Secretary
                          The Lincoln Electric Company
             22801 St. Clair Avenue, Cleveland, Ohio  44117-1199
                    (Name and Address of Agent For Service)

                                    ---------
                                 (216) 481-8100
         (Telephone Number, Including Area Code, of Agent For Service)

                                    ---------
                        CALCULATION OF REGISTRATION FEE
===============================================================================

  Title of                                        Proposed Maxi-          Proposed Maxi-          Amount of
  Securities to           Amount to be            mum Offering            mum Aggregate           Registration
  be Registered           Registered (1)          Price Per Share (2)     Offering Price (2)      Fee
-----------------------------------------------------------------------------------------------------------------------------------
  (I) Common Shares,    |
  without par value     |   150,000                $24.75                 $3,712,500              $1,280.17
                        |
  (II) Class A Common   |
  Shares, without par   |
  value                 |   150,000                $25.00                 $3,750,000              $1,293.10

===================================================================================================================================

(1) Pursuant to Rule 416(c) of the Securities Act of 1933 (the "Securities Act"), an indeterminate amount of interests in The Lincoln Electric Company Employee Savings Plan (the "Plan") are deemed to be registered hereby.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Class A Common Shares, without par value and Common Shares, without par value (the "Common Shares") on the NASDAQ National Market on November 8, 1995, within five business days prior to filing.

                                    Part II

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

        The following documents previously filed by The Lincoln Electric Company (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: the Prospectus dated June 29, 1995 filed pursuant to Rule 424(b) as a supplement to the Registrant's Registration Statement on Form S-3 (No. 33-58881), as amended; Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; Registrant's Form 8-K dated May 26, 1995; and the descriptions of the Registrant's Common Shares contained in the registration statements filed under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and all amendments and reports filed for the purpose of updating those descriptions.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.


Item 4.  Description of Securities
         -------------------------

        Not applicable. (Classes of securities to be offered are registered under Section 12 of the Exchange Act.)


Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

        Not applicable.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

        Registrant's Restated Articles of Incorporation and Article IV of Registrant's Restated Code of Regulations are incorporated herein by reference to Exhibit 4.1 to the Form S-3 Registration Statement, No. 33-58881 (the "Registration Statement") and Exhibit 2 to the Registration Statement on Form 8-A ("Form 8-A"), respectively, both filed with the Commission, which allow indemnification of officers and directors to the fullest extent permitted for an Ohio company, pursuant to Section 1701.13 of the Ohio Revised Code.

        The Registrant maintains insurance on behalf of directors and certain officers against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions.

        Registrant has entered into indemnity agreements with its directors and expects to enter into similar agreements with any director elected or appointed in the future. Item 15, Part II of the Registration Statement is incorporated herein by reference.


Item 7.  Exemption from Registration Claims
         ----------------------------------
        Not applicable.

Item 8.  Exhibits
         --------

 4(a)   Restated Articles of Incorporation are incorporated by reference to
        Exhibit 4.1 to Registrant's Registration Statement.

 4(b) Restated Code of Regulations are incorporated by reference to Exhibit 2 to Registrant's Form 8-A.

 4(c)   The Lincoln Electric Company Employee Savings Plan.

        Registrant will submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

 23(a)  Consent of Ernst & Young LLP, Independent Auditors.

 23(b)  Consent of Price Waterhouse, Independent Accountants.

 24     Power of Attorney.


Item 9.  Undertakings
         ------------

 (a)  The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
      Act) that is incorporated by
       reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

   (c) The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on November 9, 1995.

                                THE LINCOLN ELECTRIC COMPANY



                                By:  /s/ Frederick G. Stueber
                                     --------------------------------------
                                     Frederick G. Stueber, Vice President,
                                     General Counsel and Secretary


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                Signature                               Title                                Date
                ---------                               -----                                ----
   /s/ Donald F. Hastings *               Chairman of the Board and Chief              November 9, 1995
  ------------------------------------    Executive Officer (Principal
  Donald F. Hastings                      Executive Officer)

   /s/ Frederick W. Mackenbach *          President, Chief Operating                   November 9, 1995
  ------------------------------------    Officer and Director
  Frederick W. Mackenbach

   /s/ H. Jay Elliott *                   Vice President, Chief Financial              November 9, 1995
  ------------------------------------    Officer and Treasurer (Principal
  H. Jay Elliott                          Financial and Accounting Officer)


   /s/ Harry Carlson *                    Director                                     November 9, 1995
  ------------------------------------
  Harry Carlson

   /s/ David H. Gunning *                 Director                                     November 9, 1995
  ------------------------------------
  David H. Gunning

   /s/ G. Russell Lincoln *               Director                                     November 9, 1995
  ------------------------------------
  G. Russell Lincoln

   /s/ Henry L. Meyer III *               Director                                     November 9, 1995
  ------------------------------------
  Henry L. Meyer III

   /s/ Craig R. Smith *                   Director                                     November 9, 1995
  ------------------------------------
  Craig R. Smith

   /s/ Edward E. Hood, Jr. *              Director                                     November 9, 1995
  ------------------------------------
  Edward E. Hood, Jr.

   /s/ Paul E. Lego *                     Director                                     November 9, 1995
  ------------------------------------
  Paul E. Lego

   /s/ Hugh L. Libby *                    Director                                     November 9, 1995
  ------------------------------------
  Hugh L. Libby

   /s/ David C. Lincoln *                 Director                                     November 9, 1995
  ------------------------------------
  David C. Lincoln

   /s/ Emma S. Lincoln *                  Director                                     November 9, 1995
  ------------------------------------
  Emma S. Lincoln

   /s/ Kathryn Jo Lincoln *               Director                                     November 9, 1995
  ------------------------------------
  Kathryn Jo Lincoln

   /s/ Lawrence O. Selhorst *             Director                                     November 9, 1995
  ------------------------------------
  Lawrence O. Selhorst

   /s/ Frank L. Steingass *               Director                                     November 9, 1995
  ------------------------------------
  Frank L. Steingass

        * Frederick G. Stueber, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated Registrant and officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission.



November 9, 1995                  By:  /s/ Frederick G. Stueber
                                       ----------------------------------------
                                       Frederick G. Stueber, Vice President,
                                       General Counsel and Secretary

                                 EXHIBIT INDEX
                                 -------------



   Exhibit                                         Exhibit
   Number                                        Description
   ------                                        -----------
    4(a)      Restated Articles of Incorporation are incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement.

    4(b)      Restated Code of Regulations are incorporated by reference to Exhibit 2 to
              Registrant's Form 8-A.

    4(c)      The Lincoln Electric Company Employee Savings Plan.
              Registrant will submit the Plan and any amendments thereto to the Internal
              Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

     23(a)    Consent of Ernst & Young LLP, Independent Auditors.

     23(b)    Consent of Price Waterhouse, Independent Accountants.

     24       Power of Attorney.